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                                                                    EXHIBIT 99.2


                             THE UNIMARK GROUP, INC.

                                                                    NEWS RELEASE

                              FOR IMMEDIATE RELEASE

       THE UNIMARK GROUP, INC. ANNOUNCES CHANGE IN SIGNIFICANT SHAREHOLDER

Bartonville, TX July 7, 2004 -The UniMark Group, Inc. (OTC Pink Sheets:
"UNMG.PK") announced today that Cardinal UniMark Investors, L.P. purchased 10,519,419 shares of UniMark common stock in a private transaction from Mexico Strategic Investment Fund Ltd ("MSIF"). MSIF is a member of UniMark's controlling shareholder, M & M Nominee, LLC ("M & M Nominee"), which owned 13,149,274 shares of the Company's common stock. Madera LLC, the other partner in M & M Nominee, retained its 2,629,855 shares of common stock.

In connection with the transaction, Iain Aitken, a UniMark director since January 2002, resigned as a director.

ABOUT THE UNIMARK GROUP, INC.

The UniMark Group, Inc. is a tropical fruit growing and processing company with substantially all its operations in Mexico.

Further information about UniMark may also be obtained from a number of sources via the Internet. Government filings may be accessed through http://www.freeedgar.com or http://www.sec.gov and at http://finance.yahoo.com.


COMPANY CONTACT:                          Jakes Jordaan, President and CEO
                                          817-491-2992





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